Exhibit 99.1


        America Service Group Announces Second Quarter Results

    Revises Previous Guidance for Full-Year 2007 Results to Reflect
            Slightly Higher Tax Rate and Shares Outstanding



    BRENTWOOD, Tenn.--(BUSINESS WIRE)--July 31, 2007--America Service Group Inc. (NASDAQ:ASGR):

    Highlights:

    -- Net income of $1.3 million in the quarter, or $0.14 per diluted common share, as compared with $514,000, or $0.05 per diluted common share, in the prior year quarter;

    -- Gross margin from continuing operations of 8.1% in the quarter as compared with 7.4% in the prior year quarter;

    -- Adjusted EBITDA of $4.6 million in the quarter as compared with $4.2 million in the prior year quarter;

    -- Repurchase of $5.8 million (353,400 shares) of common stock in the quarter; and

    -- Sale of certain assets of pharmacy subsidiary finalized, effective April 30, 2007.

    America Service Group Inc. (NASDAQ:ASGR) announced today results for the second quarter ended June 30, 2007, and revised previous guidance for full-year 2007 results to reflect a slightly higher expected tax rate and estimated diluted shares outstanding for 2007.

    Commenting on today's announcement, Michael Catalano, chairman, president and chief executive officer of America Service Group, said, "The Company's operations performed well and met our expectations for the quarter. As anticipated, gross margin levels are up significantly from the prior year. However, the competitive environment remains intense in our market segment. The Company was significantly under-bid in proposals for the renewals of a few small contracts and in proposals for two new large state contracts. Given the current pricing realities, the Company anticipates gross margin improvements will continue in the second half of the year but will likely be below our previous expectations due to lower levels of price increases for the renewal and re-bid of certain larger contracts. Nevertheless, our financial position should continue to improve this year, based upon careful monitoring of corporate overhead expenses, a sound balance sheet and steady cash flows from operations. We will remain disciplined in our approach to new and existing business and continue to focus on operational efficiencies and improving quality of earnings."

    FAS 144 Impact on Income Statement Presentation Format

    As noted in its 2006 annual report on Form 10-K, the Company is applying the discontinued operations provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 ("FAS 144") to all service contracts that expire subsequent to January 1, 2002. FAS 144 requires the Company to follow the income statement presentation format described in FAS 144. The results of operations of contracts that expire, less applicable income taxes, are classified on the Company's consolidated statements of operations separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations, net of taxes. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The application of the FAS 144 accounting presentation to expired contracts has no impact on net income, earnings per share, total cash flows or stockholders' equity.

    As a result of the application of FAS 144, "healthcare revenues" and "healthcare expenses" on the Company's consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss "Total Revenues," "Total Healthcare Expenses," and "Total Gross Margin," which will include all of the Company's revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts less share-based compensation expense). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes share-based compensation expense. Reconciliations of healthcare revenues to Total Revenues, healthcare expenses to Total Healthcare Expenses and gross margin to Total Gross Margin are found in the attached schedules.

    Results for Second Quarter and Six Months Ended June 30, 2007

    Healthcare revenues from continuing contracts for the second quarter of 2007 were $139.0 million, an increase of 5.6% over the prior year quarter. Healthcare revenues from continuing contracts for the six months ended June 30, 2007, were $281.2 million, an increase of 4.1% over the prior year period. Total Revenues, which includes revenues from continuing and discontinued contracts, for the second quarter of 2007 were $141.4 million, a decrease of 11.5% over the prior year quarter. Total Revenues for the six months ended June, 30 2007, were $287.9 million, a decrease of 12.1% over the prior year period.

    Healthcare expenses from continuing contracts for the second quarter of 2007 were $127.7 million, or 91.9% of healthcare revenues, as compared with $121.8 million, or 92.6% of healthcare revenues, in the prior year quarter. Healthcare expenses from continuing contracts for the six months ended June 30, 2007, were $258.9 million, or 92.1% of healthcare revenues, as compared with $251.6 million, or 93.1% of healthcare revenues, in the prior year period. Included in healthcare expenses from continuing contracts is share-based compensation expense of $80,000 and $106,000 for the second quarters of 2007 and 2006, respectively, and $194,000 and $217,000 for the six months ended June 30, 2007, and 2006, respectively. Total Healthcare Expenses, which includes expenses from continuing and discontinued contracts and excludes share-based compensation expense, for the second quarter of 2007 were $130.9 million, or 92.6% of Total Revenues, as compared with $150.0 million, or 93.8% of Total Revenues, in the prior year quarter. Total Healthcare Expenses for the six months ended June 30, 2007, were $266.2 million, or 92.5% of Total Revenues, as compared with $308.4 million, or 94.2% of Total Revenues, in the prior year period.

    Gross margin from continuing contracts for the second quarter of 2007 was $11.2 million, or 8.1% of healthcare revenues, as compared with $9.8 million, or 7.4% of healthcare revenues, in the prior year quarter. Gross margin from continuing contracts for the six months ended June 30, 2007, was $22.3 million, or 7.9% of healthcare revenues, as compared with $18.5 million, or 6.9% of healthcare revenues, in the prior year period. Reducing gross margin is share-based compensation expense of $80,000 and $106,000 for the second quarters of 2007 and 2006, respectively, and $194,000 and $217,000 for the six months ended June 30, 2007, and 2006, respectively. Total Gross Margin, which includes continuing and discontinued contracts and excludes share-based compensation expense, for the second quarter of 2007 was $10.5 million, or 7.4% of Total Revenues, as compared with $9.9 million, or 6.2% of Total Revenues, in the prior year quarter. Total Gross Margin for the six months ended June 30, 2007, was $21.7 million, or 7.5% of Total Revenues, as compared with $19.1 million, or 5.8% of Total Revenues, in the prior year period.

    Selling, general and administrative expenses for the second quarter of 2007 were $6.8 million, or 4.9% of healthcare revenues, as compared with $6.6 million, or 5.0% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the six months ended June 30, 2007, were $14.1 million, or 5.0% of healthcare revenues, as compared with $12.5 million, or 4.6% of healthcare revenues, in the prior year period. Included in selling, general and administrative expenses is share-based compensation expense of $833,000 and $916,000 for the second quarters of 2007 and 2006, respectively, and $1.9 million for both of the six month periods ended June 30, 2007, and 2006. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the second quarter of 2007 were 4.2%, as compared with 3.6% in the prior year quarter. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the six months ended June 30, 2007, were 4.2%, as compared with 3.3% in the prior year period.

    Expenses related to the Audit Committee investigation into certain matters at Secure Pharmacy Plus, LLC (SPP), the findings of which were reported on March 15, 2006, for the quarter and six months ended
June 30, 2007, were $26,000 and $40,000, respectively, as compared with $1.0 million and $4.6 million, respectively, in the prior year quarter and six month period.

    Adjusted EBITDA for the second quarter of 2007 was $4.6 million, as compared with $4.2 million in the prior year quarter. Adjusted EBITDA for the six months ended June 30, 2007, was $9.5 million, as compared with $8.4 million in the prior year period. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, Audit Committee investigation expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

    Depreciation and amortization expense for the second quarter of 2007 was $951,000, as compared with $1.0 million in the prior year quarter. Depreciation and amortization expense for the six months ended June 30, 2007, was $2.0 million, consistent with the prior year period.

    Income from operations for the second quarter of 2007 was $3.5 million, as compared with $1.1 million in the prior year quarter. Income from operations for the six months ended June 30, 2007, was $6.2 million, as compared with a loss from operations of $618,000 in the prior year period. Negatively impacting results is Audit Committee investigation and related expenses of $26,000 and $1.0 million for the second quarters of 2007 and 2006, respectively, and $40,000 and $4.6 million for the six months ended June 30, 2007, and 2006, respectively.

    Net interest expense for the second quarter of 2007 was $358,000, as compared with $502,000 in the prior year quarter. Net interest expense for the six months ended June 30, 2007, was $720,000, as compared with $1.0 million in the prior year period.

    Income from continuing operations before income taxes for the second quarter of 2007 was $3.1 million, as compared with $598,000 in the prior year quarter. Income from continuing operations before income taxes for the six months ended June 30, 2007, was $5.5 million, as compared with a loss from continuing operations before income taxes of $1.6 million in the prior year period. Negatively impacting results is Audit Committee investigation and related expenses of $26,000 and $1.0 million for the second quarters of 2007 and 2006, respectively, and $40,000 and $4.6 million for the six months ended June 30, 2007, and 2006, respectively.

    The income tax provision for the second quarter of 2007 was $1.4 million, as compared with $65,000 in the prior year quarter. The income tax provision for the six months ended June 30, 2007, was $2.3 million, as compared with an income tax benefit of $839,000 in the prior year period.

    Income from continuing operations for the second quarter of 2007 was $1.8 million, as compared with $533,000 in the prior year quarter. Income from continuing operations for the six months ended June 30, 2007, was $3.1 million, as compared with a loss from continuing operations of $794,000 in the prior year period. Negatively impacting results is Audit Committee investigation and related expenses of pre-tax $26,000 and pre-tax $1.0 million for the second quarters of 2007 and 2006, respectively, and pre-tax $40,000 and pre-tax $4.6 million for the six months ended June 30, 2007, and 2006, respectively.

    The loss from discontinued operations, net of taxes, for the second quarter of 2007 was $468,000, as compared with $19,000 in the prior year quarter. The loss from discontinued operations, net of taxes, for the six months ended June 30, 2007, was $483,000, as compared with income from discontinued operations, net of taxes, of $160,000 in the prior year period.

    Net income for the second quarter of 2007 was $1.3 million, or $0.14 basic and diluted per common share, as compared with $514,000, or $0.05 basic and diluted per common share, in the prior year quarter. Net income for the six months ended June 30, 2007, was $2.7 million, or $0.28 basic and $0.27 diluted, per common share, as compared with a net loss of $634,000, or $0.06 basic and diluted per common share, in the prior year period. Negatively impacting results is Audit Committee investigation and related expenses of pre-tax $26,000 and pre-tax $1.0 million for the second quarters of 2007 and 2006, respectively, and pre-tax $40,000 and pre-tax $4.6 million for the six months ended June 30, 2007, and 2006, respectively.

    Net cash provided by operating activities for the six months ended June 30, 2007, was $7.2 million, as compared with $2.4 million in the prior year period.

    Cash and cash equivalents were $10.0 million at June 30, 2007, as compared with $7.9 million at March 31, 2007, and $13.7 million at December 31, 2006. Total debt outstanding was $10.0 million at June 30, 2007, March 31, 2007, and December 31, 2006. Days sales outstanding in accounts receivable were 44 days at June 30, 2007, as compared with 47 days at March 31, 2007, and 46 days at December 31, 2006.

    Sale of Certain Assets of SPP

    As previously announced, on May 3, 2007, the Company sold certain assets, at net book value, of its indirect pharmacy subsidiary, SPP, to Maxor National Pharmacy Services Corporation (Maxor) for approximately $3.8 million, net of liabilities for accrued vacation assumed by Maxor. The sale of certain assets of SPP to Maxor was effective April 30, 2007. Additionally, effective May 1, 2007, Maxor and Prison Health Services, Inc. (PHS), the Company's primary operating subsidiary, entered into a long-term pharmacy services agreement pursuant to which Maxor has become the provider of pharmaceuticals and medical supplies to PHS.

    Expiration of Stock Repurchase Program/Opportunities for
Consolidation

    On July 26, 2005, the Company announced that its Board of
Directors had approved a stock repurchase program to repurchase up to $30 million of the Company's common stock over an approximate 24-month period.

    During the second quarter of 2007, the Company repurchased and retired 353,400 shares of its common stock for approximately $5.8 million. Since the inception of the stock repurchase program, which has now expired, the Company repurchased and retired 1,978,136 shares of its common stock for approximately $29.0 million.

    The Company believes that the capital authorized for this stock repurchase program was successfully utilized to the benefit of its stockholders. The repurchase program was primarily funded through cash flows generated from the Company's operations and has resulted in a significant reduction in shares outstanding over the last two years. As of July 30, 2007, the Company had approximately 9.2 million shares outstanding. This compares with approximately 10.9 million shares outstanding as of July 25, 2005.

    The Company's Board of Directors intends to continue to explore the most beneficial way to utilize the Company's capital to create value for its stockholders. Over the near term, the Company intends to consider acquisition opportunities within the correctional healthcare services industry that it believes may be available during the next few quarters. The Company may also consider acquisition opportunities in other areas of healthcare services which complement its current core competencies. The Company does not intend to comment on any particular acquisition opportunity unless and until a definitive agreement with respect to such acquisition has been reached.

    2007 Guidance Revision

    The Company is revising its previous guidance for full-year 2007 results primarily as a result of:

    -- an increase in the estimated effective tax rate to 42% from previous estimates of 41%; and,

    -- an increase in the estimated diluted shares outstanding for 2007 to 9.6 million from previous estimates of 9.5 million, due to the approximately $1.0 million of stock repurchase authorization that was not utilized prior to the expiration of the Company's stock repurchase program.

    Although the Company is maintaining its previous guidance for 2007 adjusted pre-tax income, the Company expects pricing related to the renewal of the Company's contract with Alameda County, California and the loss of a few small, but profitable contracts in the second quarter to negatively impact its previous expectations for 2007 gross margin. This pressure on gross margin is expected to be offset by a reduction in selling, general and administrative expenses from previous guidance due to the Company not filling certain open administrative positions and the careful monitoring of discretionary expenses.

    Consistent with past practice, the Company's guidance for full-year 2007 results does not consider the impact of any potential contracts with new customers. Contracts currently in operation are included in the guidance for full-year 2007 results through the end of the year, unless the Company has previously been notified otherwise by the client.

    The Company's updated guidance for estimated full-year 2007 results (adjusted for the items discussed in detail in the footnotes) and a comparison with its previous guidance is summarized below:



                                 Previous Guidance   Updated Guidance
                                   For Full-Year      For Full-Year
                                    2007 Results       2007 Results
                                 ------------------ ------------------
Total Revenues (1)               $565 - 575 million $565 - 575 million
Adjusted Total Gross Margin (2)    $45.6 million      $44.3 million
Adjusted selling, general and
 administrative expenses (3)       $25.8 million      $24.5 million
Depreciation, amortization and
 interest expense (1)               $5.2 million       $5.2 million
Adjusted pre-tax income (4)        $14.6 million      $14.6 million
Estimated effective tax rate on
 adjusted pre-tax income                41%                42%
Adjusted net income (4)             $8.6 million       $8.5 million
Weighted average common shares
 outstanding - diluted              9.5 million        9.6 million
Adjusted net income per common
 share - diluted (4)                   $0.91              $0.88

(1) From continuing and discontinued contracts.
(2) From continuing and discontinued contracts and excluding estimated share-based compensation expense allocated to healthcare expenses of $0.4 million.
(3) Excluding estimated share-based compensation expense allocated to selling, general and administrative expenses of $3.3 million.
(4) From continuing and discontinued contracts and excluding estimated pre-tax share-based compensation expense of $3.7 million and estimated pre-tax Audit Committee investigation and related expenses of $0.1 million.


    Conference Call

    A listen-only simulcast and replay of America Service Group's second quarter 2007 results conference call will be available online at www.asgr.com or www.earnings.com on August 1, 2007, beginning at 11:00 a.m. Eastern time. In addition, a copy of the press release containing the related financial information can be found on the Company's website.

    America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about America Service Group can be found on the Company's website at www.asgr.com or at www.prisonhealthmedia.com.

    This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliation to the most comparable GAAP measure is included below.

    The most directly comparable GAAP measures for the guidance provided by the Company are: healthcare revenues; gross margin; income from continuing operations before income taxes; depreciation and amortization; and interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company's guidance to the most directly comparable GAAP measure cannot be estimated on a forward-looking basis.

    Cautionary Statement

    This press release contains "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company's or management's beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

    -- the Company's ability to retain existing client contracts and obtain new contracts at acceptable pricing levels;

    -- whether or not government agencies continue to privatize correctional healthcare services;

    -- the possible effect of adverse publicity on the Company's business;

    -- increased competition for new contracts and renewals of existing contracts;

    -- the Company's ability to locate and/or execute on acquisition opportunities;

    -- risks arising from the possibility that the Company may be unable to collect accounts receivable or that accounts receivable collection may be delayed;

    -- the Company's ability to limit its exposure for catastrophic illnesses, injuries and medical malpractice claims in excess of amounts covered under contracts or insurance coverage;

    -- the Company's ability to maintain and continually develop information technology and clinical systems;

    -- the outcome or adverse development of pending litigation, including professional liability litigation;

    -- risks arising from the possibility that the acquirer of certain assets of SPP cannot provide pharmaceuticals or related services at either a cost or service level sufficient to allow the Company to meet its contractual obligations with its customers without negatively impacting financial performance;

    -- the Company's dependence on key management and clinical personnel;

    -- risks arising from potential weaknesses or deficiencies in the Company's internal control over financial reporting;

    -- risks associated with the possibility that the Company may be unable to satisfy covenants under its credit facility;

    -- the risk that government entities (including the Company's government customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters investigated by the Audit Committee in prior years or the previous restatement of the Company's financial results; and

    -- the risks arising from shareholder litigation as a result of the matters investigated by the Audit Committee in prior years or the previous restatement of the Company's financial results.

    A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.


                      AMERICA SERVICE GROUP INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)

                                           Three Months Ended
                                   -----------------------------------
                                   June 30,  % of    June 30,   % of
                                     2007    Revenue   2006    Revenue
                                   --------- ------- --------- -------
Healthcare revenues                $138,959   100.0  $131,608    100.0
Healthcare expenses                 127,735    91.9   121,829     92.6
                                   --------- ------- --------- -------
   Gross margin                      11,224     8.1     9,779      7.4
Selling, general and
 administrative expenses              6,768     4.9     6,611      5.0
Audit Committee investigation and
 related expenses                        26       -     1,028      0.8
Depreciation and amortization           951     0.7     1,040      0.8
                                   --------- ------- --------- -------
   Income from operations             3,479     2.5     1,100      0.8
Interest, net                           358     0.3       502      0.3
                                   --------- ------- --------- -------
   Income from continuing
    operations before income tax
    provision                         3,121     2.2       598      0.5
Income tax provision                  1,354     0.9        65      0.1
                                   --------- ------- --------- -------
   Income from continuing
    operations                        1,767     1.3       533      0.4
Loss from discontinued operations,
 net of taxes                          (468)   (0.4)      (19)       -
                                   --------- ------- --------- -------
            Net income             $  1,299     0.9  $    514      0.4
                                   ========= ======= ========= =======

Income (loss) per common share -
 basic:
   Income from continuing
    operations                     $   0.19          $   0.05
   Loss from discontinued
    operations, net of taxes          (0.05)                -
                                   ---------         ---------
            Net income             $   0.14          $   0.05
                                   =========         =========

Income (loss) per common share -
 diluted:
   Income from continuing
    operations                     $   0.19          $   0.05
   Loss from discontinued
    operations, net of taxes          (0.05)                -
                                   ---------         ---------
            Net income             $   0.14          $   0.05
                                   =========         =========

Weighted average common shares
 outstanding:
   Basic                              9,367            10,784
                                   =========         =========
   Diluted                            9,486            10,873
                                   =========         =========


                      AMERICA SERVICE GROUP INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)

                                            Six Months Ended
                                   -----------------------------------
                                   June 30,  % of    June 30,  % of
                                     2007    Revenue   2006    Revenue
                                   --------- ------- --------- -------
Healthcare revenues                $281,183   100.0  $270,107   100.0
Healthcare expenses                 258,864    92.1   251,595    93.1
                                   --------- ------- --------- -------
   Gross margin                      22,319     7.9    18,512     6.9
Selling, general and
 administrative expenses             14,098     5.0    12,523     4.6
Audit Committee investigation and
 related expenses                        40       -     4,597     1.7
Depreciation and amortization         1,999     0.7     2,010     0.8
                                   --------- ------- --------- -------
   Income (loss) from operations      6,182     2.2      (618)   (0.2)
Interest, net                           720     0.3     1,015     0.4
                                   --------- ------- --------- -------
   Income (loss) from continuing
    operations before income tax
    provision (benefit)               5,462     1.9    (1,633)   (0.6)
Income tax provision (benefit)        2,320     0.8      (839)   (0.3)
                                   --------- ------- --------- -------
   Income (loss) from continuing
    operations                        3,142     1.1      (794)   (0.3)
Income (loss) from discontinued
 operations, net of taxes              (483)   (0.2)      160     0.1
                                   --------- ------- --------- -------
           Net income (loss)       $  2,659     0.9  $   (634)   (0.2)
                                   ========= ======= ========= =======

Income (loss) per common share -
 basic:
   Income (loss) from continuing
    operations                     $   0.33          $  (0.07)
   Income (loss) from discontinued
    operations, net of taxes          (0.05)             0.01
                                   ---------         ---------
           Net income (loss)       $   0.28          $  (0.06)
                                   =========         =========

Income (loss) per common share -
 diluted:
   Income (loss) from continuing
    operations                     $   0.32          $  (0.07)
   Income (loss) from discontinued
    operations, net of taxes          (0.05)             0.01
                                   ---------         ---------
           Net income (loss)       $   0.27          $  (0.06)
                                   =========         =========

Weighted average common shares
 outstanding:
   Basic                              9,655            10,775
                                   =========         =========
   Diluted                            9,758            10,775
                                   =========         =========


                      AMERICA SERVICE GROUP INC.
                     CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                                                    June 30, Dec. 31,
                                                      2007     2006
                                                    -------- ---------
                      ASSETS

Current assets:
   Cash and cash equivalents                        $ 10,042 $ 13,736
   Accounts receivable: healthcare and other, less
    allowances                                        68,863   80,945
   Inventories                                         3,980    7,070
   Prepaid expenses and other current assets           9,806   12,851
   Current deferred tax assets                         7,326    8,864
                                                    -------- ---------
Total current assets                                 100,017  123,466
Property and equipment, net                            5,003    6,800
Goodwill, net                                         40,772   40,772
Contracts, net                                         4,725    5,538
Other intangibles, net                                   499      615
Other assets                                           6,121    7,540
                                                    -------- ---------
            Total assets                            $157,137 $184,731
                                                    ======== =========

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                 $ 23,697 $ 26,809
   Accrued medical claims liability                   31,694   31,005
   Accrued expenses                                   36,823   37,541
   Deferred revenue                                    2,244   11,740
   Revolving credit facility classified as current    10,000   10,000
                                                    -------- ---------
Total current liabilities                            104,458  117,095
Noncurrent portion of accrued expenses                13,605   20,634
Noncurrent deferred tax liabilities                      832      548
                                                    -------- ---------
Total liabilities                                    118,895  138,277
                                                    -------- ---------
Stockholders' equity:
   Common stock                                           92      100
   Additional paid-in capital                         36,234   47,597
   Retained earnings (accumulated deficit)             1,916   (1,243)
                                                    -------- ---------
Total stockholders' equity                            38,242   46,454
                                                    -------- ---------
            Total liabilities and stockholders'
             equity                                 $157,137 $184,731
                                                    ======== =========


                      AMERICA SERVICE GROUP INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                     Six Months Ended
                                                         June 30,
                                                    ------------------
                                                      2007      2006
                                                    --------- --------
Cash Flows from Operating Activities
Net income (loss)                                   $  2,659  $  (634)
Adjustments to reconcile net income (loss) to net
 cash provided by operating activities:
      Depreciation and amortization                    2,008    2,051
      Loss on retirement of fixed assets                  24        3
      Finance cost amortization                           58       53
      Deferred income taxes                            1,822     (779)
      Share-based compensation expense                 2,085    2,068
      Excess tax benefits from share-based
       compensation expense                                -     (408)
      Changes in operating assets and liabilities,
       net of effect of sale of SPP assets:
            Accounts receivable, net                  12,027    4,431
            Inventories                                1,199   (2,270)
            Prepaid expenses and other current
             assets                                    3,009    1,260
            Other assets                               1,363    2,423
            Accounts payable                          (3,111)  (3,099)
            Accrued medical claims liability             689      666
            Accrued expenses                          (7,100)   1,808
            Deferred revenue                          (9,496)  (5,211)
                                                    --------- --------
               Net cash provided by operating
                activities                             7,236    2,362
                                                    --------- --------

Cash Flows from Investing Activities
Capital expenditures                                  (1,284)  (1,554)
Proceeds from sale of SPP assets                       3,811        -
                                                    --------- --------
            Net cash provided by (used in)
             investing activities                      2,527   (1,554)
                                                    --------- --------

Cash Flows from Financing Activities
Net borrowings on line of credit                           -    6,427
Share repurchases                                    (13,655)  (2,980)
Reduction in restricted cash used to collateralize
 letters of credit                                         -    4,200
Excess tax benefits from share-based compensation
 expense                                                   -      408
Issuance of common stock                                 198      215
Exercise of stock options                                  -      955
                                                    --------- --------
            Net cash provided by (used in)
             financing activities                    (13,457)   9,225
                                                    --------- --------

Net increase (decrease) in cash and cash
 equivalents                                          (3,694)  10,033
Cash and cash equivalents at beginning of period      13,736        -
                                                    --------- --------
Cash and cash equivalents at end of period          $ 10,042  $10,033
                                                    ========= ========


                      AMERICA SERVICE GROUP INC.
SCHEDULES OF INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES
                            (In thousands)

                                            Three Months Ended
                                     ---------------------------------
                                     June 30, % of    June 30, % of
                                       2007   Revenue   2006   Revenue
                                     -------- ------- -------- -------
Healthcare revenues                   $2,470   100.0  $28,283   100.0
Healthcare expenses                    3,255   131.8   28,282   100.0
                                     -------- ------- -------- -------
   Gross margin                         (785)  (31.8)       1       -
Depreciation and amortization              5     0.2       26     0.1
Interest, net                              -       -        6       -
                                     -------- ------- -------- -------
   Loss from discontinued operations
    before income taxes                 (790)  (32.0)     (31)   (0.1)
Income tax benefit                      (322)  (13.1)     (12)      -
                                     -------- ------- -------- -------
Loss from discontinued operations,
 net of taxes                         $ (468)  (18.9) $   (19)   (0.1)
                                     ======== ======= ======== =======


                                             Six Months Ended
                                     ---------------------------------
                                     June 30, % of    June 30, % of
                                       2007   Revenue   2006   Revenue
                                     -------- ------- -------- -------
Healthcare revenues                   $6,699   100.0  $57,347   100.0
Healthcare expenses                    7,506   112.0   57,026    99.4
                                     -------- ------- -------- -------
   Gross margin                         (807)  (12.0)     321     0.6
Depreciation and amortization              9     0.2       41     0.1
Interest, net                              -       -       16       -
                                     -------- ------- -------- -------
   Income (loss) from discontinued
    operations before income taxes      (816)  (12.2)     264     0.5
Income tax provision (benefit)          (333)   (5.0)     104     0.2
                                     -------- ------- -------- -------
Income (loss) from discontinued
 operations, net of taxes             $ (483)   (7.2) $   160     0.3
                                     ======== ======= ======== =======


                      AMERICA SERVICE GROUP INC.
         DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES
                            (In thousands)

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliations to the most comparable GAAP measures are included below.


                           ADJUSTED EBITDA

The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, Audit Committee investigation expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company's results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, credit providers and analysts. The Company's management, credit providers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance. Adjusted EBITDA is utilized by management, credit providers and analysts to compare the Company's current operating results with the corresponding periods in the previous year and to compare the Company's operating results with other companies in the healthcare industry.

Adjusted EBITDA is not a measure of financial performance under United
 States generally accepted accounting principles and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.


       RECONCILIATIONS OF NET INCOME (LOSS) TO ADJUSTED EBITDA

                                                    Three Months Ended
                                                         June 30,
                                                    ------------------
                                                       2007     2006
                                                    --------- --------
Net income                                           $ 1,299   $  514
Depreciation, interest and taxes included in loss
 from discontinued operations, net of taxes             (317)      20
Income tax provision                                   1,354       65
Interest, net                                            358      502
Depreciation and amortization                            951    1,040
Audit Committee investigation and related expenses        26    1,028
Share-based compensation expense included in
 healthcare expenses                                      80      106
Share-based compensation expense included in
 selling, general and administrative expenses            833      916
                                                    --------- --------
Adjusted EBITDA                                      $ 4,584   $4,191
                                                    ========= ========

                                                     Six Months Ended
                                                         June 30,
                                                    ------------------
                                                       2007     2006
                                                    --------- --------
Net income (loss)                                    $ 2,659   $ (634)
Depreciation, interest and taxes included in income
 (loss) from discontinued operations, net of taxes      (324)     161
Income tax provision (benefit)                         2,320     (839)
Interest, net                                            720    1,015
Depreciation and amortization                          1,999    2,010
Audit Committee investigation and related expenses        40    4,597
Share-based compensation expense included in
 healthcare expenses                                     194      217
Share-based compensation expense included in
 selling, general and administrative expenses          1,892    1,852
                                                    --------- --------
Adjusted EBITDA                                      $ 9,500   $8,379
                                                    ========= ========


   TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN

The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations, less share-based compensation expense. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses.

The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company's performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of FAS 144, "healthcare revenues," "healthcare expenses," and "gross margin" on the Company's consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts.


       RECONCILIATIONS OF HEALTHCARE REVENUES TO TOTAL REVENUES

                                                    Three Months Ended
                                                         June 30,
                                                    ------------------
                                                       2007     2006
                                                    --------- --------
Healthcare revenues                                  $138,959 $131,608
Healthcare revenues included in loss from
 discontinued operations, net of taxes                  2,470   28,283
                                                    --------- --------
Total Revenues                                       $141,429 $159,891
                                                    ========= ========


                                                     Six Months Ended
                                                         June 30,
                                                    ------------------
                                                       2007     2006
                                                    --------- --------
Healthcare revenues                                  $281,183 $270,107
Healthcare revenues included in income (loss) from
 discontinued operations, net of taxes                  6,699   57,347
                                                    --------- --------
Total Revenues                                       $287,882 $327,454
                                                    ========= ========


 RECONCILIATIONS OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

                                                   Three Months Ended
                                                        June 30,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
Healthcare expenses                                $127,735  $121,829
Healthcare expenses included in loss from
 discontinued operations, net of taxes                3,255    28,282
Share-based compensation expense included in
 healthcare expenses                                    (80)     (106)
                                                   --------- ---------
Total Healthcare Expenses                          $130,910  $150,005
                                                   ========= =========

                                                    Six Months Ended
                                                        June 30,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
Healthcare expenses                                $258,864  $251,595
Healthcare expenses included in income (loss) from
 discontinued operations, net of taxes                7,506    57,026
Share-based compensation expense included in
 healthcare expenses                                   (194)     (217)
                                                   --------- ---------
Total Healthcare Expenses                          $266,176  $308,404
                                                   ========= =========


        RECONCILIATIONS OF GROSS MARGIN TO TOTAL GROSS MARGIN

                                                   Three Months Ended
                                                        June 30,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
Gross margin                                       $ 11,224  $  9,779
Gross margin included in loss from discontinued
 operations, net of taxes                              (785)        1
Share-based compensation expense included in gross
 margin                                                  80       106
                                                   --------- ---------
Total Gross Margin                                 $ 10,519  $  9,886
                                                   ========= =========

                                                    Six Months Ended
                                                        June 30,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
Gross margin                                       $ 22,319  $ 18,512
Gross margin included in income (loss) from
 discontinued operations, net of taxes                 (807)      321
Share-based compensation expense included in gross
 margin                                                 194       217
                                                   --------- ---------
Total Gross Margin                                 $ 21,706  $ 19,050
                                                   ========= =========


    CONTACT: America Service Group Inc.
             Michael Catalano, 615-373-3100
             Chairman, President and Chief Executive Officer or
             Michael W. Taylor, 615-373-3100
             Senior Vice President and Chief Financial Officer